UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 5, 2023, FS Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, 1st Security Bank of Washington (the “Bank”), announced that Robert Fuller, Chief Credit Officer, will retire from his current position at the Bank, effective August 17, 2023.

(c)  On July 5, 2023, in connection with Mr. Fuller’s transitition, the Bank announced that it will appoint Stephanie Nicklaus, age 43, as Chief Credit Officer of the Bank, as successor to Mr. Fuller. Ms. Nicklaus joined the Bank on December 12, 2022.  Prior to joining 1st Security Bank, Ms. Nicklaus was with First Fed Bank, Port Angeles, Washington (2020-2022), and Harborstone Credit Union, Lakewood, Washington (2015-2020), serving in senior positions of increasing responsibility, as well as time as a Chief Credit Officer.

There are no family relationships between Ms. Nicklaus and any director or other executive officer of the Company or the Bank and Ms. Nicklaus was not appointed as an executive officer pursuant to any arrangement or understanding with any person. Ms. Nicklaus has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

A copy of the press release announcing the retirement of Mr. Fuller and the appointment of Ms. Nicklaus as Chief Credit Officer of the Bank is attached hereto as Exhibit 99.1.
Item 9.01   Financial Statements and Exhibits.
(d)   Exhibits

            99.1 Press release of FS Bancorp, Inc. dated July 5, 2023
            104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2023	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet
Chief Financial Officer